Exhibit 99.1

ChineseInvestors.com, Inc.’s Shareholder Update

San Gabriel, California, November 11, 2019 - ChineseInvestors.com, Inc. (OTCQB:CIIX) (“CIIX” or “the Company”), an established financial news and investment portal as well as a leading industrial hemp retailer for the Chinese-speaking community, today provides a second quarter update for FY 2020 from its Executive Team.

Two decades ago, we started down a path to build our financial news and education business from the ground up, and over the years, we believe the Chinese-speaking community has come to rely on ChineseInvestors.com, Inc.to deliver this information through new and innovative products and offerings. This is evidenced by our shareholder loyalty and support over the years.

Typical of many developing companies, revenue comes at the expense of profitability. Overall revenues increased 175% to $6,476,442 for the year ended May 31, 2019 from $2,353,331 in the year ended May 31, 2018. This was largely attributed to the Company’s subsidiary in China, CBD Biotech, Inc., an exempted company with limited liability incorporated in the Cayman Islands (“CBD Biotech). In addition, our core business of financial news/education and investor relations, which targets the Chinese-speaking community, is very strong. Although our revenue growth has been impressive, we believe our stock price has been affected as a result of our net loss; therefore, we are refocusing and prioritizing our core business.

Given our proficiency at spotting trends in niche markets and using that information to stay ahead of the competition, we were and will continue to be on the forefront of the industrial hemp/CBD market. Currently, we are excited about initial market tests for a hemp-infused wrinkle cream that will launch soon in China. As product margins seem to be healthier in this market, the Company’s main focus for its industrial hemp/CBD business in FY 2020 will be on its China operations where we have a robust product development pipeline. While cannabis use in China is illegal, cannabis-based oils including industrial hemp/CBD extract may be added to cosmetics, thus opening a potential market of nearly 1.4 billion people for the Company. As we analyze the legality/trends in other Asian countries, we have an advantage with “feet on the ground” in that part of the world.

With regard to our other CBD business in the U.S., although the U.S. market has experienced some favorable changes in the law related to industrial hemp/CBD, there has been some volatility, which can be a consequence of entering a nascent market. With confidence that the U.S. Market will rebound, the Company intends to continue invest conservatively in its U.S. hemp/CBD operations focusing on organic growth.

On the financial side of the business, we are in the process of establishing a working cooperation with a private equity firm in China. Given the loyalty to our brand in China, we would expect this relationship to have a positive impact on our investor relations business globally. In addition, we have a minority interest in a U.S.-based investment bank, Donald Capital, LLC. Both of these relationships are projected to be a source of recurring revenues for years to come. At the same time, in an effort to cut costs, the Company made cuts across departments dedicated to cryptocurrency and is now bundling its remaining cryptocurrency subscriptions with other core subscription offerings. We will also continue to look for other ways to streamline business operations and maximize current resources across the board.

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As we reflect on two decades of business, we have laid the foundation that has allowed us to make strategic investments and achieve rapid growth. Looking forward, we will concentrate on the rewarding opportunities that we have identified for ChineseInvestors.com and our valued shareholders, including the continued growth our core business, and continued diversification of our revenue streams through our industrial hemp-infused/CBD products in China and the U.S., which we believe will lead to increased revenues and improved profitability. Although we still have work to do this regard, with these objectives in mind, with a dedicated and experienced management team, and most importantly, the continued support of our loyal shareholders we look forward to a healthy FY 2020.

About ChineseInvestors.com

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information, visit ChineseInvestors.com.

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Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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Contact:

ChineseInvestors.com

227 W. Valley Blvd., #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1-214-636-2548

PR@chinesefn.com

Corporate Communications:

NetworkWire (NNW)

New York, New York

www.NetworkNewsWire.com

+1-212-418-1217 Office

Editor@NetworkWire.com

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